CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Pauze Funds and to the inclusion of our report dated May 25, 2000 to the Shareholders and Board of Trustees of Pauze Funds.

/s/ Tait, Weller & Baker

PHILADELPHIA, PENNSYLVANIA
JUNE 30, 2000